Exhibit 99.1

April 9, 2020

Retail Opportunity Investments Corp. Announces Change to a Virtual Only Format for 2020 Annual Meeting of Stockholders

San Diego, CA, April 9, 2020 – Retail Opportunity Investments Corp. (NASDAQ: ROIC) (“ROIC” or the “Company”), announced today that, due to the public health impact of the novel coronavirus (COVID-19) pandemic and the related limitations within the state of New York on all non-essential gatherings of individuals, and in order to support the health and well-being of its stockholders, employees and the greater community, the Company has changed the format of the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to a virtual only format. As previously announced, the Annual Meeting will be held at 1:30 p.m., Eastern time, on Wednesday, April 22, 2020.

The date, time and webcast link for the virtual Annual Meeting are as follows:

ROIC Virtual Annual Meeting

Date:	April 22, 2020
Time:	1:30 p.m., Eastern time
Webcast Link:	http://www.viewproxy.com/ROIREIT/2020/vm

The proposals to be voted on at the Annual Meeting remain the same as those set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting previously mailed or made available to stockholders (the “Proxy Materials”). As described in the Proxy Materials, you are entitled to vote at the Annual Meeting if you were a stockholder as of the close of business on February 28, 2020, the record date. The proxy card that was included with the Proxy Materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Company encourages eligible stockholders to vote on the proposals disclosed in the Proxy Materials prior to the Annual Meeting using the instructions provided in the Proxy Materials.

Attending the Virtual Annual Meeting

The Company hopes that all stockholders who can do so will attend the Annual Meeting via the live webcast. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. During the Annual Meeting, you may ask questions and will be able to vote your shares electronically. You may also submit questions during the registration process set forth below in advance of the Annual Meeting. The Company will respond to as many inquiries at the Annual Meeting as time allows.

Both stockholders of record and stockholders who hold their shares in “street name” will need to register to be able to attend the virtual Annual Meeting via live webcast, submit their questions during the virtual Annual Meeting and vote their shares electronically at the virtual Annual Meeting by following the instructions below.

If you are a stockholder of record, you must:

•	First register at http://www.viewproxy.com/ROIREIT/2020 by 11:59 p.m., Eastern time, on April 21, 2020. You will need to enter your name, phone number, email address, and control number (included on your proxy card that was included with the Proxy Materials) as part of the registration, following which, you will receive an email confirming your registration, as well as the password you will need to enter the Annual Meeting.

If you do not have your control number, you may still attend the Annual Meeting as a guest (non-stockholder) but you will not have the option to participate in or vote your shares electronically at the Annual Meeting.

•	On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at http://www.viewproxy.com/ROIREIT/2020/vm (you will need the control number included on your proxy card that was included with the Proxy Materials).

•	If you wish to vote your shares electronically at the Annual Meeting, you will need to visit www.AALvote.com/ROIC during the Annual Meeting while the polls are open (you will need the control number included on your proxy card that was included with the Proxy Materials).

If your shares are held in a “street name,” you must:

•	Obtain a legal proxy from your broker, bank or other nominee.

•	Register at http://www.viewproxy.com/ROIREIT/2020 by 11:59 p.m., Eastern time, on April 20, 2020.

You will need to enter your name, phone number and email address, and provide a copy of the legal proxy (which may be uploaded to the registration website or sent via VirtualMeeting@viewproxy.com) as part of the registration, following which, you will receive an email confirming your registration, your virtual control number, as well as the password to attend the Annual Meeting.

Please note, if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting as a guest (non-stockholder) but you will not have the option to participate in or vote your shares electronically at the Annual Meeting.

•	On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at http://www.viewproxy.com/ROIREIT/2020/vm (you will need the virtual control number assigned to you in your registration confirmation email to enter the Annual Meeting).

•	If you wish to vote your shares electronically at the Annual Meeting, you will need to visit http://www.AALvote.com/ROIC during the Annual Meeting while the polls are open (you will need the virtual control number assigned to you in your registration confirmation email).

Technical Difficulties

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live webcast. Please be sure to check in by 1:00 p.m., Eastern time, on April 22, 2020, the day of the Annual Meeting, so that we may address any technical difficulties before the Annual Meeting live webcast begins. If you encounter any difficulties accessing the Annual Meeting live webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.

Further information regarding this change to the format of the Annual Meeting and other matters can be found in the proxy supplement filed by the Company with the Securities and Exchange Commission on April 9, 2020.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of December 31, 2019, ROIC owned 88 shopping centers encompassing approximately 10.1 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody’s Investor Services and Standard & Poor’s. Additional information is available at: www.roireit.net.

When used herein, the words “believes,” “anticipates,” “projects,” “should,” “estimates,” “expects,” “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC’s filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

Contact:

Ashley Rubino, Investor Relations

858-255-4913

arubino@roireit.net